Exhibit 10.12

AMENDMENT TO THE EMPLOYMENT AGREEMENT DATED JULY 15, 2021, BY AND BETWEEN CRYOMASS TECHNOLOGIES INC AND PATRICIA KOVACEVIC

This Amendment to the Third Amended and Restated Employment Agreement by and between Cryomass Technologies Inc, a Nevada corporation, formerly known as Andina Gold Corp (the “Employer”), and Patricia Kovacevic (“Employee”) (collectively, the “Parties”) dated July 15, 2021 (the “Agreement”), is made and effective as of this 13th day of December 2021 by and between the Parties (the “Amendment”).

W I T N E S S E T H:

WHEREAS, Employer and Employee of their own free will wish to amend the terms of the Agreement,

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

1.	AMENDMENT OF SECTION 2.4 – BENEFITS

1.1. Section 4 of the Agreement is amended to read: “Employee shall be entitled to receive such employee benefits as the Company may provide from time to time to its salaried employees generally, all on the same terms and conditions as such employee benefits are made available to the Company’s salaried employees. During the calendar year 2021 the Employee will be entitled to six (6) weeks’ paid vacation and eight (8) paid official holidays, which must be used until December 31, 2021, and shall not carry over into the next calendar year(s). As of January 1, 2022, and for the entire duration of the Employment Period, as part of the Employee benefits the Employee will be entitled to paid time off and paid official holidays in accordance with the Employer’s written policy in effect at the time, and which may change from time to time in the Employer’s sole discretion. Paid time off not used during a calendar year may not be carried over into the next calendar year.”

2.	MISCELLANEOUS.

2.1. Effect of Amendment. Except as expressly amended hereby, the Agreement shall remain in full force and effect. Any reference to the Agreement contained in any notice, request or other document executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include this Amendment unless the context shall otherwise require.

2.2. Applicable Law; Jurisdiction; WAIVER OF JURY TRIAL. This Amendment shall be governed by and interpreted and enforced in accordance with the laws of the Colorado, without regard to any applicable principles of conflicts of law that might require the application of the laws of any other jurisdiction. The Parties agree that claims and disputes under this Amendment shall be resolved pursuant to the mechanisms provided in Section 9.8 of the Agreement. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT AND TO THE AGREEMENT. Each party hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such party would not, in the event of any action, suit or proceeding, seek to enforce the foregoing waiver.

2.3. Headings. The headings and captions set forth herein are for convenience of reference only and shall not affect the construction or interpretation hereof.

2.4. Entire Agreement. This Amendment sets forth the entire agreement and understanding of the parties with respect to the amendment of the Agreement, and there are no other contemporaneous written or oral agreements, undertakings, promises, warranties, or covenants not specifically referred to or contained herein.

2.5. Execution of Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. This Amendment may be delivered by electronic (including .pdf format) or facsimile transmission of an originally executed copy.

2.6. Modification. No provision of this Amendment may be amended, changed, altered, modified, or waived except in writing signed by Employee and an authorized representative of the Company, which writing shall specifically reference this Amendment, the Agreement and the provision which the parties intend to waive or modify.

2.7. Severability. Each provision, clause, and/or part of this Amendment is intended to be severable from the other. Therefore, if any provision, clause, or part of this Amendment, or the applications thereof under certain circumstances, is held invalid or unenforceable for any reason, the remainder of this Amendment, or the application of such provision, clause, or part under other circumstances, shall not be affected thereby to the extent permissible pursuant to the laws of Colorado.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

CRYOMASS TECHOLOGIES INC

By:
Name: Philip Blair Mullin
Title: Chief Financial Officer

EMPLOYEE

Patricia Kovacevic